SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549

                             FORM 8-K

                          CURRENT REPORT

             PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date
        of earliest event reported)     April 22, 1998
                                     ---------------------


                The Bank of New York Company, Inc.
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      (Exact name of registrant as specified in its charter)


         New York            1-6152            13-2614959
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     (State or other       (Commission       (IRS Employer
     jurisdiction of       File Number)    Identification No.)
      incorporation)


    48 Wall Street, New York, New York              10286
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 (Address of principal executive offices)         (Zip Code)

        Registrant's telephone number,
        including area code            (212) 495-1784
                                     ---------------------


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  (Former name or former address, if changed since last report.)

Item 5.  Other Events.

           On April 22, 1998, The Bank of New York Company, Inc. (the "Corporation") made a merger proposal to Mellon Bank Corporation ("Mellon") pursuant to which, among other things, Mellon would be merged into the Corporation (the "Proposed Merger"). Pursuant to the Proposed Merger, each outstanding share of Mellon common stock would be converted into 1.4 shares of the Corporation's common stock (the "Exchange Ratio").


           The Proposed Merger is intended to constitute a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended, and to be accounted for as a pooling-of-interests. The Proposed Merger is subject to execution of definitive agreements and consummation of the Proposed Merger is subject to receipt of shareholder and regulatory approvals.

           A copy of a news release (the "News Release") relating to the Proposed Merger is being filed as Exhibit (99)(a) to this report and is incorporated herein by reference.

           On April 22, 1998, the Corporation intends to hold a meeting (the "Meeting") with analysts and others with respect to the Proposed Merger. At the Meeting, certain financial and other information relating to the Proposed Merger is to be presented (the "Presentation Materials"). The News Release and the Presentation Materials contain, among other things, certain forward-looking statements regarding each of the Corporation, Mellon and the combined company following the Proposed Merger, including statements relating to financial condition, results of operations and business of the Corporation following the consummation of the Proposed Merger, cost savings, enhanced revenues and accretion to reported earnings that may be realized from the Proposed Merger, and certain restructuring charges expected to be incurred in connection with the Proposed Merger. Such forward-looking statements involve certain risks and uncertainties that are subject to change based on various important factors (some of which are beyond the Corporation's control), including a variety of factors that may cause the Corporation's actual results to differ materially from the anticipated results or other expectations expressed in such forward-looking statements. Factors, among others, that might cause such a difference include, but are not limited to: (a) the cost savings and accretion to cash earnings and reported earnings that will result from the Proposed Merger; (b) the impact on revenues of the Proposed Merger, including the potential for enhanced revenues; (c) the restructuring charges expected to be incurred in connection with the Proposed Merger; and (d) statements preceded by, followed by or that include the words "believes," "expects," "anticipates," "estimates," "intends" or similar expressions. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) expected cost savings from the Proposed Merger cannot be fully realized or realized within the expected time frame; (2) revenues following the Proposed Merger are lower than expected, or deposit attrition, operating costs or customer loss and business disruption following the Proposed Merger are greater than expected; (3) competitive pressures among depository and other financial institutions increase significantly; (4) costs or difficulties related to the integration of the businesses of the Corporation and Mellon are greater than


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


expected; (5) technological changes (including "Year 2000" data systems compliance issues); (6) changes in the interest rate environment reduce interest margins; (7) general economic or business conditions, either nationally or in the states in which the combined company will be doing business, are less favorable than expected resulting in, among other things, a deterioration in credit quality or a reduced demand for credit; (8) legislative or regulatory changes adversely affect the businesses in which the combined company would be engaged; and (9) changes in the securities markets. Additional information with respect to factors that may cause actual results to differ materially from those contemplated by such forward-looking statements is included in the Corporation's 1997 Annual Report on Form 10-K and may be included in subsequent reports filed by the Corporation with the Securities and Exchange Commission.

           A copy of the visual portion of the Presentation
Materials is being filed as Exhibit (99)(b) to this report, substantially in the form intended to be presented at the Meeting, and such materials are incorporated herein by reference.


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


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

           (a)  Financial Statements.

                Not applicable.

           (b)  Pro Forma Financial Information.

                Not applicable.

           (c)  Exhibits.

                (99)(a)   The News Release.

                (99)(b)   The Presentation Materials.

                            SIGNATURES

           Pursuant to the requirements of the Securities
Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:  April 22, 1998         By:  /s/ Phebe C. Miller
                                 --------------------------
                                 Name: Phebe C. Miller
                                 Title: Chief Legal Officer
                                        and Secretary


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




                       EXHIBIT INDEX


Exhibit No.                      Description
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(99)(a)                          The News Release.

(99)(b)                          The Presentation Materials.



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